Exhibit 12.2 - Calculation of (1) EBITDA


                                                     1996       1997       1998       1999        2000
                                                   --------   --------   --------   --------    --------

(1)  EBITDA Calculation
      Pretax income (loss) .....................   $  3,173   $  8,380   $  3,036   $ (5,890)   $(22,217)
      Interest expense .........................      4,937      4,483      5,076     14,939      12,943
      Depreciation and amortization expense ....      8,389      9,142     10,834     17,175      15,956
                                                   --------   --------   --------   --------    --------

      Total EBITDA .............................   $ 16,499   $ 22,005   $ 18,946   $ 26,224    $  6,682
                                                   ========   ========   ========   ========    ========


Interest expense includes amortization of deferred financing costs of $180,000, $210,000, $1,538,000 and $520,000in 1997, 1998, 1999, and 2000, respectively.